As filed with the U.S. Securities and Exchange Commission on March 4, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)
Delaware 43-1706259
(State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.)
150 North Meramec Ave.
Clayton, Missouri 63105
(314) 725-5500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Keene S. Turner
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec Ave.
Clayton, Missouri 63105
(314) 725-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
Shawn M. Turner
William H. Levay
Holland & Knight LLP
800 17th Street NW, Suite 1100
Washington, D.C. 20006
Phone: (202) 469-5269
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
ENTERPRISE FINANCIAL SERVICES CORP
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT SECURITIES
RIGHTS TO PURCHASE COMMON STOCK
PURCHASE CONTRACTS
WARRANTS
UNITS
We may offer or sell from time to time, and one or more selling stockholders to be identified in the future may offer or sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. We may also issue common stock, preferred stock, debt securities or depositary shares upon the conversion, exchange or exercise of certain of the securities identified above. We will offer securities in amounts, at prices and on terms to be determined by market conditions at the time of the offering.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, as well as the names of any selling stockholders, will be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement for those securities. You should read this prospectus, the information incorporated by reference into this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see the section titled “Plan of Distribution” in this prospectus.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “EFSC”. The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.
Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully read this prospectus and the applicable prospectus supplement, including the section entitled “Risk Factors” beginning on page 6 of this prospectus, the section entitled “Risk Factors” in the applicable prospectus supplement and risk factors in our periodic reports and other information filed with the Securities and Exchange Commission.
None of the U.S. Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of our bank subsidiary, any non-bank subsidiary or any other bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.
The date of this prospectus is March 4, 2026

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”). Under this automatic shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with only a general description of the securities that we may offer. Each time we offer our securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement or free writing prospectus, as applicable. You should read this prospectus, any prospectus supplement and any related free writing prospectus together with additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” In this prospectus, we use the term securities to refer to common stock, preferred stock, depositary shares, debt securities, rights, purchase contracts, warrants and/or units which may be issued by the Company. For purposes of this prospectus, debt securities refers to both senior debt securities and subordinated debt securities.
You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.
You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the specific document.
In this prospectus, “Enterprise,” “the Company,” “we,” “our,” “ours,” and “us” refer to Enterprise Financial Services Corp and its subsidiaries on a consolidated basis, unless the context otherwise requires. References in this prospectus to Enterprise Bank mean Enterprise Bank & Trust, a Missouri trust company with banking powers, which is our principal subsidiary.
WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and file annual, quarterly and current reports, proxy information and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is www.sec.gov. However, information on this website does not constitute a part of this prospectus.
We have filed with the SEC a registration statement on Form S-3, which registers the securities that we may offer under this prospectus. This prospectus is part of that registration statement and, as permitted by the SEC’s rules, does not contain all the information required to be set forth in the registration statement. We believe that we have included or incorporated by reference all information material to investors in this prospectus, but some details that may be important for specific investment purposes have not been included. For further information, you should read the registration statement and the exhibits filed with or incorporated by reference into the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus, any prospectus supplement or any related free writing prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC after the date of this prospectus and until the termination of the offering of securities hereby under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, documents or information that is deemed, under the Exchange Act, in accordance with the Exchange Act and SEC rules, to be “furnished” and not filed with the SEC):
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Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 27, 2026;

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The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 26, 2025 incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024; and

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The description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022, and including any other amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Enterprise Financial Services Corp
150 North Meramec Ave.
Clayton, MO 63105
Telephone: (314) 725-5500
Attention: Mr. Keene S. Turner, Chief Financial Officer
In addition, we maintain a corporate website, www.enterprisebank.com. We make available through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the website into this registration statement, prospectus or any prospectus supplement.
Neither we nor any underwriter or agent have authorized anyone else to provide you with additional or different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and any related free writing prospectus, including information included or incorporated by reference, contains certain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements may include statements that expressly or implicitly predict future results, performance, or events. Statements other than statements of historical fact are forward-looking statements. You can find many of these statements by looking for words such as “anticipates,” “expects,” “believes,” “estimates,” “intends,” and “forecast,” and words or phrases of similar meaning.
Forward-looking statements are inherently subject to risks and uncertainties and our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
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our ability to efficiently integrate acquisitions into our operations, retain the customers of these businesses and grow the acquired operations;

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our ability to collect insurance proceeds from claims made related to tax recapture events;

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credit risk;

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changes in the appraised valuation of real estate securing impaired loans;

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outcomes of litigation and other contingencies;

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exposure to general and local economic and market conditions, including high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters (including the effect of a prolonged U.S. federal government shutdown), and any slowdown in global economic growth;

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risks associated with rapid increases or decreases in prevailing interest rates;

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our ability to attract and retain deposits and access to other sources of liquidity;

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consolidation in the banking industry;

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competition from banks and other financial institutions;

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our ability to attract and retain relationship officers and other key personnel;

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burdens imposed by federal and state regulation;

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changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services;

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changes in accounting policies and practices or accounting standards;

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natural disasters (such as wildfires and earthquakes), terrorist activities, war and geopolitical matters (including the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, and their effects on economic and business environments in which we operate, including the related disruption to the financial market and other economic activity; and

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other risks discussed under the caption “Risk Factors” in this prospectus, as well as the risk factors included in the documents incorporated herein by reference, including under Item 1A — Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, all of which could cause actual results to differ from those set forth in the forward-looking statements.

Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. Forward-looking statements are made as of the date of this prospectus. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required under federal securities laws. Readers should consider any forward-looking statements in light of this explanation, and we caution readers about relying on forward-looking statements.

OUR COMPANY
We are a financial holding company headquartered in Clayton, Missouri, incorporated under Delaware law in December 1994. We are the holding company for Enterprise Bank & Trust, a full-service financial institution offering banking and wealth management services to individuals and corporate customers primarily located in Arizona, California, Florida, Kansas, Missouri, Nevada, and New Mexico.
Our stated mission is “Guiding people to a lifetime of financial success.” We have established an accompanying corporate vision, “To be a company where our associates are proud to work, that delivers ease of navigation to our clients and value to our investors, while helping our communities flourish.” These tenets are fundamental to our business strategies and operations.
Our business strategy is to generate attractive stockholder returns by providing comprehensive financial services primarily to privately-held businesses, their owner families, and other success-minded individuals. To achieve these objectives we have developed a business strategy that leverages a focused and relationship-oriented distribution and sales approach, with an emphasis on niche businesses, while maintaining prudent credit and interest rate risk management, opportunities for fee income, appropriate supporting technology, and controlling expenses. We believe this strategy allows us to maximize organic growth opportunities, which we supplement and enhance through disciplined growth through acquisition.
We offer a broad range of business and personal banking services, including wealth management services. Lending services include commercial and industrial, commercial real estate, real estate construction and development, residential real estate, Small Business Administration, and consumer loan products. A wide variety of deposit products, along with a complete suite of treasury management and international trade services, complement our lending capabilities.
Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “EFSC.” For a discussion of risks and uncertainties involved with an investment in our securities, see the section of this prospectus titled “Risk Factors.” Our principal executive offices are located at 150 North Meramec Avenue, Clayton, Missouri 63105 and our telephone number is (314) 725-5500. Our website is www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider each of the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other information contained or incorporated by reference in this prospectus and any accompanying prospectus supplements, as the same may be amended and updated from time-to-time by our future filings under the Exchange Act (see the section of this prospectus titled “Where You Can Find More Information”). Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations. In any such case, you could lose all or a portion of your original investment.

USE OF PROCEEDS
We intend to use the net proceeds from our sales of the securities for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.
We will not receive any proceeds from the resale of shares of common stock by selling stockholders under this prospectus or any prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our common stock, our preferred stock, depositary shares, debt securities, rights, purchase contracts, warrants and units that we may offer from time to time in one or more offerings together or separately. These summary descriptions are not meant to be complete descriptions of each of the securities. The particular terms of any offering of securities will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. You should carefully read both this prospectus and any related prospectus supplement before you invest in any of our securities.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material features, terms and provisions of our common stock and our preferred stock. This summary does not purport to be exhaustive and may not contain all the information that is important to you. This summary is qualified by reference to the applicable provisions of the Delaware General Corporation Law, as amended (the “DGCL”), our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or our Bylaws, as amended (the “Bylaws”). Therefore, you should read our Certificate of Incorporation and Bylaws, which have been filed with the SEC.
General
Our authorized capital stock consists of:
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75,000,000 shares of the common stock, par value of $.01 per share, and

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5,000,000 shares of preferred stock, par value of $.01 per share, of which 75,000 shares have been designated as 5.00% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”).

As of December 31, 2025, there were 36,965,398 shares of our common stock issued and outstanding and 75,000 shares of our Series A Preferred Stock issued and outstanding.
General Limitations on Ability to Pay Dividends
Under the Board of Governors of the Federal Reserve System (the “Federal Reserve”) policies, we may pay cash dividends on common stock only out of income available over the past year if prospective earnings retention is consistent with the organization’s expected future needs and financial condition and if the organization expects to remain in compliance with its minimum regulatory capital requirements. Federal Reserve policy also provides that financial holding companies should not maintain a level of cash dividends that undermines the financial holding company’s ability to serve as a source of strength to its banking subsidiaries.
We depend on dividends, distributions and other payments from our banking subsidiary, Enterprise Bank, to fund dividend payments on our common stock. Under Missouri law, Enterprise Bank may pay dividends to us only from a portion of its undivided profits and may not pay dividends if its capital is impaired. As an insured depository institution, federal law prohibits Enterprise Bank from making any capital distributions, including the payment of a cash dividend if it is “undercapitalized” or after making the distribution would become undercapitalized. If the Federal Deposit Insurance Corporation (the “FDIC”), believes that Enterprise Bank is engaged in, or about to engage in, an unsafe or unsound practice, the FDIC may require, after notice and hearing, that Enterprise Bank cease and desist from that practice. The FDIC has indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. The FDIC has issued policy statements that provide that insured banks generally should pay dividends only from their current operating earnings. Enterprise Bank’s payment of dividends also could be affected or limited by other factors, such as events or circumstances which lead the FDIC to require that it maintain capital in excess of regulatory guidelines.
Description of Common Stock
General
When we offer to sell any common stock, we will describe the specific terms of such common stock in a supplement to this prospectus. The terms of any common stock may differ from the terms described below. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable.
Dividends
Subject to the prior rights and preferences, if any, applicable to shares of preferred stock or any series of preferred stock, the holders of common stock are entitled to participate ratably in all dividends, payable in cash, stock or otherwise, that may be declared by our board of directors out of any funds legally available for payment of dividends. Each such distribution will be payable to holders of record as they appear on our stock transfer books on such record dates and dividend dates as may be fixed by our board of directors. The payment of dividends is also subject to the restrictions set forth in the DGCL and the limitations imposed under bank regulatory requirements and capital guidelines.
Voting Rights
The holders of our common stock are entitled to vote upon all matters submitted to a vote of our stockholders and are entitled to one vote for each share of common stock held. There is no cumulative voting.
Liquidation/Dissolution Rights
If we voluntarily or involuntarily liquidate, dissolve or wind-up, or upon any distribution of our assets, the holders of our common stock will be entitled to receive, after distribution in full of the preferential amounts, if any, to be distributed to the holders of preferred stock or any series of preferred stock, all of the remaining assets available for distribution equally and ratably in proportion to the number of shares of common stock held by them.
Other Rights
Holders of our common stock do not have preemptive rights under the Delaware General Corporation Law, or our Certificate of Incorporation or Bylaws. Shares of our common stock are not redeemable and have no subscription or conversion rights.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare N.A.
Description of Preferred Stock
General
The following summary contains a description of the general terms of the preferred stock that we may issue. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. These descriptions are qualified in their entirety by reference to our Certificate of Incorporation and the Certificate of Designation relating to that series. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.
Terms of Each Series of Preferred Stock
The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could negatively affect the voting power and other rights of the holders of common stock. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of the Company or make it more difficult to remove our management. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.
The prospectus supplement for a series of preferred stock will specify:
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the maximum number of shares;

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the designation of the shares;

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the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

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the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

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the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

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any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

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the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

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the voting rights; and

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any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Preferred stock will be fully paid and nonassessable upon issuance.
Rank
Upon our dissolution, liquidation or winding up, holders of preferred stock are entitled to receive from our assets an amount per share equal to the respective liquidation preference before any payment or distribution is made on our common stock or any other class of capital stock that ranks junior to the particular series of preferred stock. If our assets available for distribution upon our dissolution, liquidation or winding up are insufficient to pay in full the liquidation preference payable to holders of shares of all series of preferred stock, such assets will be distributed to such holders on a pro rata basis in proportion to the amounts payable on those shares.
Voting Rights
If we issue shares of any series of preferred stock, holders of such shares will be entitled to one vote for each share held on matters on which holders of such series are entitled to vote, as set forth in the prospectus supplement with respect to such series or as expressly required by applicable law.
The affirmative vote or consent of the holders of a majority of the outstanding shares of each series of preferred stock, unless our board of directors establishes a higher amount, voting as a separate class, will be required for any amendment of our Certificate of Incorporation that adversely changes any rights or preferences of such series of preferred stock.
On November 16, 2021, the Company filed a certificate of designations to its Certificate of Incorporation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the voting powers, designations, preferences, special rights, and qualifications of the Series A Preferred Stock. On November 17, 2021, the Company issued and sold 3,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of our Series A Preferred Stock, all of which were outstanding as of December 31, 2025. For additional information, see the sections entitled “Series A Preferred Stock” and “Depositary Shares” below.
Series A Preferred Stock
Generally
The Series A Preferred Stock is a single series of Preferred Stock. 75,000 shares of Preferred Stock are designated as Series A Preferred Stock. The Series A Preferred Stock is not convertible into, or exchangeable for, shares of Common Stock or any other class or series of other securities of the Company. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or other obligation of the Company to redeem, retire or repurchase the Series A Preferred Stock. The Series A Preferred Stock

represents non-withdrawable capital, is not an account of an insurable type, and is not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.
The number of designated shares of Series A Preferred Stock may from time to time be increased (but not in excess of the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by resolution of our Board of Directors (or a duly authorized committee thereof), without the vote or consent of the holders of the Series A Preferred Stock. Shares of Series A Preferred Stock that are redeemed, purchased or otherwise acquired by us will be cancelled and will revert to authorized but unissued shares of Preferred Stock undesignated as to series. We have the authority to issue fractional shares of Series A Preferred Stock.
We reserve the right to re-open this series and issue additional shares of the Series A Preferred Stock and the related Depositary Shares either through public or private sales at any time and from time to time without notice to or the consent of holders of the Series A Preferred Stock, provided that such additional shares of Series A Preferred Stock will only be issued if they are fungible with the original shares for U.S. federal income tax purposes. The additional shares of Series A Preferred Stock and the related Depositary Shares will form a single series with the Series A Preferred Stock and the related Depositary Shares, respectively.
Rank
With respect to the payment of dividends by, and distributions of assets upon any liquidation, dissolution or winding up of, the Company, the Series A Preferred Stock rank:
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senior to our Common Stock and any class or series of our stock that may be issued in the future that is not expressly stated to be on parity with or senior to the Series A Preferred Stock with respect to such dividend and distributions, or Junior Stock;

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on parity with, or equally to, any class or series of our capital stock we have issued and may issue in the future that is expressly stated to be on parity with the Series A Preferred Stock with respect to such dividends and distributions;

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junior to any class or series of our capital stock we may issue in the future that is expressly stated to be senior to the Series A Preferred Stock with respect to such dividends and distributions, if the issuance is approved by the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock; and

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junior to our secured and unsecured debt.

Dividends
Dividends on the Series A Preferred Stock are not cumulative or mandatory. If our Board of Directors, or a duly authorized committee thereof, does not declare a dividend on the Series A Preferred Stock in respect of a dividend period, then no dividend shall be deemed to be payable for such dividend period, or be cumulative, and we will have no obligation to pay any dividend for that dividend period, whether or not our Board of Directors, or a duly authorized committee thereof, declares a dividend on the Series A Preferred Stock or any other class or series of our capital stock for any future dividend period. A “dividend period” is the period from and including a dividend payment date to but excluding the next dividend payment date.
Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by our Board of Directors, or a duly authorized committee thereof, only out of funds legally available for the payment of dividends, non-cumulative cash dividends payable on the stated amount of $1,000 per share at a rate of 5.00% per annum, and no more, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year; provided, however, that if any such dividend payment date is not a business day, then such date shall nevertheless be a dividend payment date but dividends on the Series A Preferred Stock shall be paid on the next succeeding business day (without interest or any other adjustment to the amount of dividends paid in respect of such delayed payment). In the event that we issue additional shares of Series A Preferred Stock after the original issue date, those shares will be entitled to dividends that are declared on or after the date they are issued.

If any dividend payment date is not a business day, then the applicable dividend will be paid on the next business day without any adjustment to, or interest on, the amount of dividends paid. We will not pay interest or any sum of money instead of interest on any dividend, or in lieu of dividends not declared. A business day means any weekday that is not a legal holiday in New York, New York, and is not a day on which banking institutions in New York, New York or Clayton, Missouri, are closed.
Dividends will be payable to holders of record of Series A Preferred Stock as they appear on our stock register on the applicable record date, which shall be the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 60 days nor less than 10 days before the applicable dividend payment date, as shall be fixed by our Board of Directors, or a duly authorized committee thereof, in advance of payment of each particular dividend. The corresponding record dates for the Depositary Shares will be the same as the record dates for the Series A Preferred Stock.
Dividends payable on the Series A Preferred Stock will be calculated for each dividend period (or portion thereof) on the basis of a 360-day year consisting of twelve 30-day months. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward. Dividends on the Series A Preferred Stock will cease to accrue on the redemption date, if any, unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption.
Restrictions on Dividends, Redemptions and Repurchases
Under the DGCL, subject to limited exceptions relating to our net earnings in specified periods, we may declare or pay dividends on the Series A Preferred Stock only if, after payment of such dividends, we would be able to pay our indebtedness as it becomes due in the usual course of business and only to the extent by which our total assets after payment of such dividends exceed the sum of our total liabilities. When the need to make these determinations arises, our Board of Directors will determine the amount of our total assets, total liabilities and liquidation preference amount with regard to outstanding shares of Series A Preferred Stock in accordance with the DGCL.
Our ability to pay dividends on the Series A Preferred Stock also depends on the ability of the Enterprise Bank, our wholly-owned bank subsidiary, to pay dividends to the Company. The ability of the Company and Enterprise Bank to pay dividends in the future is subject to bank regulatory requirements and capital guidelines and policies established by the Federal Reserve, the FDIC and the Missouri Division of Finance, as applicable.
So long as any share of Series A Preferred Stock remains outstanding, unless dividends on all outstanding shares of Series A Preferred Stock for the most recently completed dividend period have been paid in full or declared and a sum sufficient for the payment thereof has been set aside for payment:
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no dividend shall be declared or paid or set aside for payment and no distribution shall be declared or made or set aside for payment on any Junior Stock (other than (i) a dividend payable solely in Junior Stock or (ii) any dividend in connection with the implementation of a stockholders’ rights plan, or the redemption or repurchase of any rights under any such plan);

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no monies may be paid or made available for a sinking fund for the redemption or retirement of any Junior Stock nor shall any shares of Junior Stock be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) as a result of a reclassification of Junior Stock for or into other Junior Stock, (ii) the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of Junior Stock, (iv) purchases, redemptions or other acquisitions of shares of the Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of Junior Stock pursuant to a contractually binding requirement to buy Junior Stock existing prior to or during the most recently completed preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vii) the acquisition by us or any of our subsidiaries of record ownership in Junior Stock for the beneficial ownership of any other persons

(other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians, nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us); and
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no monies may be paid or made available for a sinking fund for the redemption or retirement of any Parity Stock nor shall any shares of Parity Stock, be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period (other than (i) any purchase or other acquisition of shares of Series A Preferred Stock and Parity Stock in accordance with a purchase offer made in writing or by publication (as determined by our Board of Directors, or a duly authorized committee thereof), to all holders of such shares on such terms as our Board of Directors (or a duly authorized committee thereof), after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes, (ii) as a result of a reclassification of Parity Stock for or into other Parity Stock, (iii) the exchange or conversion of Parity Stock for or into other Parity Stock or Junior Stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of Parity Stock, (v) purchases of shares of Parity Stock pursuant to a contractually binding requirement to buy Parity Stock existing prior to or during the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of Parity Stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, or (vii) the acquisition by us or any of our subsidiaries of record ownership in Parity Stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians).

If our Board of Directors (or a duly authorized committee thereof) elects to declare only partial instead of full dividends for a dividend payment date and the related dividend period on the shares of Series A Preferred Stock or any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of current dividends, then, to the extent permitted by the terms of the Series A Preferred Stock and each outstanding series of Dividend Parity Stock, such partial dividends shall be declared on shares of Series A Preferred Stock and Dividend Parity Stock, and dividends so declared shall be paid, as to any such dividend payment date and related dividend period in amounts such that the ratio of the partial dividends declared and paid on each such series to full dividends on each such series is the same. As used in this paragraph, “full dividends” means, as to any Dividend Parity Stock that bears dividends on a cumulative basis, the amount of dividends that would need to be declared and paid to bring such Dividend Parity Stock current in dividends, including undeclared dividends for past dividend periods. To the extent a dividend period with respect to the Series A Preferred Stock or any series of Dividend Parity Stock (which, in either case, we refer to as the First Series) coincides with more than one dividend period with respect to another series applicable (which, in either case, we refer to as the Second Series), then, for purposes of this paragraph, our Board of Directors (or a duly authorized committee thereof) may, to the extent permitted by the terms of each affected series, treat such dividend period for the First Series as two or more consecutive dividend periods, none of which coincides with more than one dividend period with respect to the Second Series, or may treat such dividend period(s) with respect to any Dividend Parity Stock and dividend period(s) with respect to the Series A Preferred Stock for purposes of this paragraph in any other manner that it deems to be fair and equitable in order to achieve ratable payments of dividends on such Dividend Parity Stock and the Series A Preferred Stock.
As used in this prospectus, “Parity Stock” means any other class or series of stock of the Company that ranks on a parity with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company. As used herein, “Dividend Parity Stock” means any class or series of our stock that ranks on a parity with the Series A Preferred Stock in the payment of current dividends. As of the date hereof, there are no series of Parity Stock outstanding.
As used in this prospectus, “Senior Stock” means any other class or series of stock of the Company ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company. As of the date hereof, there are no series of Senior Stock outstanding.

Subject to the considerations described above, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our Board of Directors, or a duly authorized committee thereof, may be declared and paid on our Common Stock and any other Junior Stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.
Dividends on the Series A Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy rules.
Redemption
Optional Redemption.   The Series A Preferred Stock is perpetual and has no maturity date. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. We may redeem the Series A Preferred Stock at our option, in whole or in part, from time to time, on any dividend payment date on or after December 15, 2026, at a redemption price equal to the stated amount of $1,000 per share (equivalent to $25.00 per Depositary Share), together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Neither the holders of Series A Preferred Stock nor holders of Depositary Shares will have the right to require the redemption or repurchase of the Series A Preferred Stock, and should not expect such redemption or repurchase. Notwithstanding the foregoing, we may not redeem shares of the Series A Preferred Stock without having received the prior approval of the Appropriate Federal Banking Agency (as defined below) with respect to us, as defined in Section 3(q) of the Federal Deposit Insurance Act, or any successor provision, if then required under capital rules applicable to us. Our Appropriate Federal Banking Agency is the Federal Reserve.
Redemption Following a Regulatory Capital Treatment Event.   We may redeem shares of the Series A Preferred Stock at any time within 90 days following a Regulatory Capital Treatment Event (as defined below), in whole but not in part, at a redemption price equal to $1,000 per share (equivalent to $25.00 per Depositary Share), together (except as otherwise provided herein) with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date. Such redemption shall be subject to prior approval of the Federal Reserve, if the Series A Preferred Stock is capital for bank regulatory purposes or such approval is otherwise required.
A “Regulatory Capital Treatment Event” means the good faith determination by the Company that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A Preferred Stock, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of the Series A Preferred Stock, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of the Series A Preferred Stock, there is more than an insubstantial risk that the Company will not be entitled to treat the full stated amount of $1,000 per share of Series A Preferred Stock then outstanding as Tier 1 Capital (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date.
Redemption Procedures.   If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on our books, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the Series A Preferred Stock or any Depositary Shares representing interests in the Series A Preferred Stock are held in book-entry form through The Depositary Trust Company, or DTC, any other similar facility, we may give such notice at such time and in any manner permitted by such facility). Any notice delivered as provided in this paragraph shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the delivery thereof, to any holder of shares of Series A Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Series A Preferred Stock to be redeemed from the holder;

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the redemption price;

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the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and

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that dividends on such shares will cease to accrue on the redemption date.

If notice of redemption of any shares of Series A Preferred Stock has been duly given and if on or before the redemption date specified in the notice all funds necessary for such redemption have been irrevocably set aside by us separate and apart from our other assets, in trust for the pro rata benefit of the holders of any shares of Series A Preferred Stock so called for redemption so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation in the case that the shares of Series A Preferred Stock are issued in certificated form, on and after the redemption date, unless we default in the payment of the redemption price of the shares of the Series A Preferred Stock called for redemption, dividends will cease to accrue on all shares of Series A Preferred Stock so called for redemption, and all such shares of Series A Preferred Stock so called for redemption shall no longer be deemed outstanding and all rights of the holders of such shares with respect to such shares will terminate, including rights described below under the heading “Voting Rights”, except the right to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date, to the extent permitted by law, shall be released from the trust so established and may be commingled with our other funds, and after that time the holders of the shares so called for redemption shall look only to us for payment of the redemption price of such shares.
The redemption price for any shares of Series A Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to us or our agent, if the shares of Series A Preferred Stock are issued in certificated form. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the applicable record date for a dividend period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such record date relating to the applicable dividend payment date.
In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata or by lot. Subject to the provisions hereof (or, if the Depositary Shares are issued or held in book-entry form through DTC or another facility, in accordance with the procedures of such facility), our Board of Directors, or a duly authorized committee thereof, has full power and authority to prescribe the terms and conditions upon which shares of Series A Preferred Stock shall be redeemed from time to time. If we have issued certificates for the Series A Preferred Stock and fewer than all shares represented by any certificates are redeemed, new certificates shall be issued representing the unredeemed shares without charge to the holders thereof.
Under the Federal Reserve’s current capital regulations applicable to financial holding companies, any redemption of the Series A Preferred Stock is subject to prior approval by the Federal Reserve and we must either replace the shares to be redeemed with an equal amount of Tier 1 Capital or additional Tier 1 Capital or demonstrate to the Federal Reserve that the Company will continue to hold capital commensurate with its risk. Any redemption of the Series A Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth by the Federal Reserve applicable to redemption of the Series A Preferred Stock.

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Neither the holders of the Series A Preferred Stock nor the holders of the related Depositary Shares have the right to require the redemption or repurchase of the Series A Preferred Stock.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, before any distribution or payment out of our assets may be made to or set aside for the holders of any Junior Stock, holders of the Series A Preferred Stock are entitled to receive out of our assets legally available for distribution to our stockholders (i.e., after satisfaction of all our liabilities to creditors, if any) an amount equal to the stated amount of $1,000 per share (equivalent to $25.00 per Depositary Share), together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the date of such payment (the “Liquidation Preference”). Holders of the Series A Preferred Stock will not be entitled to any other amounts from us after they have received their full liquidating distribution.
In any such distribution, if the assets of the Company are not sufficient to pay the Liquidation Preference in full to all holders of the Series A Preferred Stock and all holders of any class or series of our stock that ranks on parity with the Series A Preferred Stock in the distribution of assets on liquidation (the “Liquidation Preference Parity Stock”), the amounts paid to the holders of Series A Preferred Stock and to the holders of all Liquidation Preference Parity Stock will be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the Series A Preferred Stock and all such Liquidation Preference Parity Stock. In any such distribution, the “liquidation preference” of any holder of our stock other than the Series A Preferred Stock means the amount otherwise payable to such holder in such distribution (assuming no limitation on our assets available for such distribution), including an amount equal to any declared but unpaid dividends in the case of any holder or stock on which dividends accrue on a noncumulative basis and, in the case of any holder of stock on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not earned or declared, as applicable. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Stock and all holders of any Liquidation Preference Parity Stock, the holders of our Junior Stock will be entitled to receive all remaining assets of the Company according to their respective rights and preferences.
For purposes of this section, the merger, consolidation or other business combination of the Company with any other entity, including a transaction in which the holders of Series A Preferred Stock receive cash, securities or property for their shares, or the sale, lease, conveyance, transfer or exchange of all or substantially all of the assets of the Company for cash, securities or other property, shall not constitute a liquidation, dissolution or winding up of the Company.
Because we are a holding company, our rights and the rights of our creditors and our stockholders, including the holders of the Series A Preferred Stock, to participate in the distribution of assets of any of our subsidiaries upon that subsidiary’s liquidation or recapitalization may be subject to the prior claims of that subsidiary’s creditors, except to the extent that we are a creditor with recognized claims against the subsidiary.
Voting Rights
Except as provided below or otherwise required by law, the holders of the Series A Preferred Stock will have no voting rights.
Right to Elect Two Directors upon Nonpayment of Dividends.   If and whenever dividends payable on Series A Preferred Stock or any class or series of Parity Stock having voting rights equivalent to those described in this paragraph, which we refer to as Voting Parity Stock, have not been declared and paid (or, in the case of Voting Parity Stock bearing dividends on a cumulative basis, shall be in arrears) in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent, whether or not consecutive, which we refer to as a Nonpayment Event, the number of directors on the Board of Directors shall automatically be increased by two and the holders of Series A Preferred Stock, together with the holders of any outstanding Voting Parity Stock then entitled to vote for additional directors, voting together as a single class, shall be entitled to elect by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock the two additional directors, or the Preferred Stock Directors; provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of voting Preferred Stock are entitled to elect pursuant to like voting rights).
In the event that the holders of Series A Preferred Stock and such other holders of Voting Parity Stock shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the stated amount of the Series A Preferred Stock and each other series of Voting Parity Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of our stockholders, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of our stockholders. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series A Preferred Stock or Voting Parity Stock, and delivered to our Corporate Secretary in such manner as provided for in the Certificate of Designation, or as may otherwise be required or permitted by applicable law. If our Corporate Secretary fails to call a special meeting for the election of the Preferred Stock Directors within 20 days of receiving proper notice, any holder of Series A Preferred Stock or Voting Parity Stock may call such a meeting at our expense solely for the election of the Preferred Stock Directors, and for this purpose and no other (unless provided otherwise by applicable law) such Series A Preferred Stock holder shall have access to our stock ledger.
Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of Series A Preferred Stock and Voting Parity Stock, voting together as a single class in proportion to their respective stated amounts. The Preferred Stock Directors elected at a special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as described below. In case any vacancy shall occur among the Preferred Stock Directors, a successor shall be elected by our Board of Directors to serve until the next annual meeting of the stockholders on the nomination of the then remaining Preferred Stock Director or, if no Preferred Stock Director remains in office, by a vote of the holders of record of a majority of the outstanding Series A Preferred Stock and such Voting Parity Stock for which dividends have not been paid, voting as a single class, provided that the election of any such directors shall not cause us to violate the corporate governance requirement of Nasdaq (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors. Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of a Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before our Board of Directors for a vote.
When (i) dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series A Preferred Stock on four consecutive dividend payment dates following a Nonpayment Event and (ii) the rights of holders of any Voting Parity Stock to participate in electing the Preferred Stock Directors shall have ceased, the right of holders of the Series A Preferred Stock to participate in the election of Preferred Stock Directors shall cease (but subject always to the revesting of such voting rights in the case of any future Nonpayment Event), the terms of office of all the Preferred Stock Directors shall immediately terminate, and the number of directors constituting our Board of Directors shall automatically be reduced accordingly. In determining whether dividends have been paid for at least four consecutive quarterly dividend periods following a Nonpayment Event, we may take account of any dividend we elect to pay for any dividend period after the regular dividend payment date for that period has passed.
In addition, if and when the rights of holders of Series A Preferred Stock terminate for any reason, including under circumstances described above under the heading “Redemption”, such voting rights shall terminate along with the other rights (except, if applicable, the right to receive the redemption price, together with any declared and unpaid dividends, without regard to any undeclared dividends, to but excluding the redemption date) and the terms of any additional directors elected by the holders of Series A Preferred Stock and any Voting Parity Stock shall terminate automatically and the number of directors reduced by two, assuming that the rights of holders of Voting Parity Stock have similarly terminated.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock (including the Series A Preferred Stock) are or become entitled to vote for the election of directors, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. A company holding 25% or more of that class, or less if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended, or the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.
Other Voting Rights.   So long as any shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by law or our Certificate of Incorporation, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Series A Preferred Stock, voting together with any other series of Preferred Stock that would be adversely affected in substantially the same manner and entitled to vote as a single class in proportion to their respective stated amounts (to the exclusion of all other series of Preferred Stock), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary to:
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amend or alter our Certificate of Incorporation to authorize or increase the authorized amount of, or issue shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company, or issue any obligation or security convertible into or evidencing the right to purchase any such shares;

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amend, alter or repeal the provisions of our Certificate of Incorporation so as to materially and adversely affect the powers, preferences, privileges or rights of the Series

A Preferred Stock, taken as a whole; provided, however, that any amendment to authorize or create, or increase the authorized amount of, any class or series of stock that does not rank senior to the Series A Preferred Stock in either payment of dividends (whether such dividends are cumulative or non-cumulative) or in the distribution of assets upon liquidation, dissolution or winding up of the Company will not be deemed to affect adversely the powers, preferences, privileges or rights of the Series A Preferred Stock; or
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consummate (i) a binding share-exchange or reclassification involving the Series A Preferred Stock or (ii) a merger or consolidation of the Company with or into another entity (whether or not a corporation), unless in each case (A) the shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the Series A Preferred Stock is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent and (B) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and restrictions and limitations thereof, of the Series A Preferred Stock immediately prior to such consummation, taken as a whole.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of Preferred Stock (including the Series A Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote to the exclusion of all other series of Preferred Stock.
Without the consent of the holders of the Series A Preferred Stock, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Series A Preferred Stock, we may amend, alter, supplement or repeal any terms of the Series A Preferred Stock:

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to cure any ambiguity, or to cure, correct or supplement any provision contained in the Certificate of Designation for the Series A Preferred Stock that may be defective or inconsistent; or

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to make any provision with respect to matters or questions arising with respect to the Series A Preferred Stock that is not inconsistent with the provisions of the Certificate of Designation.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption on proper notice and sufficient funds have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect the redemption.
Voting Rights under the DGCL.   Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to our Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely. If any such proposed amendment would alter or change the powers, preferences or special rights of one or more series of preferred stock so as to affect them adversely, but would not so affect the entire class of preferred stock, only the shares of the series so affected shall be considered a separate class for purposes of this vote on the amendment. This right is in addition to any voting rights that may be provided for in our Certificate of Incorporation.
Depositary Agent, Transfer Agent and Registrar
Computershare N.A. is the depositary and transfer agent and registrar for the Series A Preferred Stock. We may, in our sole discretion, remove the depositary in accordance with the agreement between us and the depositary; provided that we will use our best efforts to ensure that there is, at all relevant times when the Series A Preferred Stock is outstanding, a person or entity appointed and serving as transfer agent and/or registrar. The transfer agent and/or registrar may be a person or entity affiliated with us.
Preemptive and Conversion Rights
The holders of the Series A Preferred Stock do not have any preemptive rights. The Series A Preferred Stock is not convertible into or exchangeable for property or shares of any other series or class of our capital stock.
Depositary Shares, Each Representing 1/40th Interest in a Share of Series A Preferred Stock
General
Each Depositary Share represents a 1/40th ownership interest in a share of Series A Preferred Stock and will be evidenced by depositary receipts. We will deposit the underlying shares of the Series A Preferred Stock with Computershare N.A., acting as depositary (the “Depositary”), pursuant to a deposit agreement among us, the Depositary, and the holders from time to time of the depositary receipts evidencing the Depositary Shares (the “Deposit Agreement”). Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, through the Depositary, in proportion to the applicable fraction of a share of Series A Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Series A Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights). References herein to “holders” of Depositary Shares mean those who own Depositary Shares registered in their own names on the books that we or the Depositary maintain for this purpose, and not indirect holders who own beneficial interests in Depositary Shares registered in street name or issued in book-entry form through DTC.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the Depositary Shares and any provision of the Deposit Agreement at any time and from time to time by agreement with the Depositary without the consent of the holders of depositary receipts. However, any amendment that will materially and adversely alter the rights of the holders of depositary receipts will not be effective unless the holders of at least two-thirds of the affected Depositary Shares then outstanding approve the amendment. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipts, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.
We will make no amendment that impairs the right of any holder of Depositary Shares to receive shares of the Series A Preferred Stock and any money or other property represented by those Depositary Shares, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency, or commission, or applicable securities exchange.
The Deposit Agreement may be terminated:
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if all outstanding Depositary Shares have been redeemed pursuant to the Deposit Agreement;

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if there shall have been a final distribution made in respect of the Series A Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of depositary receipts representing Depositary Shares pursuant to the terms of the Deposit Agreement; or

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upon the consent of holders of depositary receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding.

We may terminate the Deposit Agreement at any time, and the Depositary will give notice of that termination to the holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the Depositary will deliver or make available for delivery to holders of Depositary Shares, upon surrender of the depositary receipts evidencing the Depositary Shares, the number of whole or fractional shares of the Series A Preferred Stock as are represented by those Depositary Shares.
Dividends and Other Distributions
Each dividend payable on a Depositary Share will be in an amount equal to 1/40th of the dividend declared and payable on the related share of the Series A Preferred Stock.
The Depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Series A Preferred Stock to the record holders of Depositary Shares relating to the underlying Series A Preferred Stock in proportion to the number of Depositary Shares held by the holders. If we make a distribution other than in cash, the Depositary will distribute any property received by it to the record holders of Depositary Shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the Depositary Shares.
Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for the Series A Preferred Stock.
The amounts distributed to holders of Depositary Shares will be reduced by any amounts required to be withheld by the Depositary or by us on account of taxes or other governmental charges. The Depositary may refuse to make any payment or distribution, or any transfer, exchange or withdrawal of any Depositary Shares or the shares of the Series A Preferred Stock until such taxes or other governmental charges are paid.
Redemption of Depositary Shares
If we redeem the Series A Preferred Stock represented by the Depositary Shares, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption of the Series A Preferred Stock held by the Depositary. The redemption price per Depositary Share is expected to be equal to 1/40th of the redemption price per share payable with respect to the Series A Preferred Stock (or $25.00 per Depositary Share), plus any declared and unpaid dividends, without regard to any undeclared dividends, to, but excluding, the redemption date, on the shares of the Series A Preferred Stock.
Whenever we redeem shares of Series A Preferred Stock held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing shares of Series A

Preferred Stock so redeemed. If fewer than all of the outstanding Depositary Shares are redeemed, the Depositary will select the Depositary Shares to be redeemed pro rata or by lot. In any case, the Depositary will redeem the Depositary Shares only in increments of 40 Depositary Shares and any integral multiple thereof. The Depositary will provide notice of redemption to record holders of the depositary receipts not less than 30 and not more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock and the related Depositary Shares.
Voting of the Series A Preferred Stock
Because each Depositary Share represents a 1/40th interest in a share of the Series A Preferred Stock, holders of depositary receipts will be entitled to 1/40th of a vote per Depositary Share under those limited circumstances in which holders of the Series A Preferred Stock are entitled to a vote, as described above.
When the Depositary receives notice of any meeting at which the holders of the Series A Preferred Stock are entitled to vote, the Depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the Depositary Shares relating to the Series A Preferred Stock. Each record holder of the Depositary Shares on the record date, which will be the same date as the record date for the Series A Preferred Stock, may instruct the Depositary to vote the amount of the Series A Preferred Stock represented by the holder’s Depositary Shares. To the extent possible, the Depositary will vote the amount of the Series A Preferred Stock represented by Depositary Shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the Depositary determines are necessary to enable the Depositary to vote as instructed. If the Depositary does not receive specific instructions from the holders of any Depositary Shares representing the Series A Preferred Stock, it will vote all Depositary Shares held by it proportionately with instructions received.
Depositary Agent, Transfer Agent and Registrar
Computershare N.A. is the depositary and transfer agent and registrar for the Depositary Shares. We may, in our sole discretion, remove the Depositary in accordance with the agreement between us and the Depositary; provided that we will appoint a successor depositary who will accept such appointment prior to the effectiveness of the prior depositary’s removal.
Form and Notices
The Series A Preferred Stock will be issued in registered form to the Depositary, and the Depositary Shares will be issued in book-entry form through DTC. The Depositary will forward to the holders of the Depositary Shares all reports, notices, and communications from us that are delivered to the Depositary and that we are required to furnish to the holders of the Series A Preferred Stock.
Certain Anti-takeover Effects
Certificate of Incorporation and Bylaws.
Our Certificate of Incorporation and Bylaws contain various protective provisions that would have the effect of impeding an attempt to change or remove our board of directors or to gain control of our outstanding capital stock.
Our Certificate of Incorporation and Bylaws provide:
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that directors can be removed only upon the vote of the holders of a majority of shares then entitled to votes at an election of directors;

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that we may issue preferred stock with such rights, preferences, privileges and limitations as our board of directors may, without prior stockholder approval, establish;

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that special meetings of stockholders may only be called by the chairman of the board, the Chief Executive Officer, resolution of a majority of our board of directors, or the holders of not less than 50% of the shares of common stock then-outstanding; and

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advance notice procedures with regard to the nomination, other than by or at the direction of our board of directors or a committee of the board, of candidates for election as directors.

Restrictions on Ownership
The Bank Holding Company Act requires any bank holding company, as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a controlling influence over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.
Delaware General Corporation Law.
Section 203 of the Delaware General Corporation Law applies to the Company because it is listed on a national securities exchange. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that person became an interested stockholder, unless:
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the transaction that results in a person becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

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upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owned 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

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at or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

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Under Section 203, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

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the owner of 15% or more of the outstanding voting stock of the corporation; or

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an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person is an interested stockholder.

DESCRIPTION OF DEPOSITARY SHARES
The following is a description of the material features, terms and provisions of depositary shares that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those depositary shares, which may contain a deposit agreement and depositary receipts or other transaction documents related to an offering of depositary shares, and any other offering materials that we may provide. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus and any general terms outlined in this section of the prospectus that will not apply to those depositary shares.
General
We may offer fractional interests in preferred stock, rather than full shares of preferred stock. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred stock. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred stock, see the section entitled “Description of Our Capital Stock — Description of Preferred Stock.”
The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary, which must be a bank or trust company having its principal office in the United States and meet capital and surplus requirements. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.
Dividends and Other Distributions
The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred stock to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares owned by such holders on the relevant record date.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.
Withdrawal
Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of shares of preferred stock and any money or other property represented by such depositary shares. We will not issue partial shares of preferred stock. If you deliver depositary receipts evidencing a number of depositary shares that represent other than a whole number of shares of preferred stock by surrender for redemption or exchange, the depositary will issue to you a new depositary receipt evidencing the remainder of depositary shares at the same time that the preferred stock is withdrawn. Holders of shares of preferred stock received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those shares of preferred stock.
Redemption of Depositary Shares
Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred stock underlying the depositary shares will be convertible or exchangeable into any other class or series of our capital stock.

If the series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. Whenever we redeem preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to how the preferred stock underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of shares of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. If the depositary does not receive specific instructions from the holders of any depositary shares representing the preferred stock, it will vote all depositary shares held by it proportionately with instructions received.
Amendment and Termination of the Deposit Agreement
We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time without the consent of the holders of depositary receipts. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class, or that relates to or affects rights to receive dividends or distributions or voting or redemption rights, will not be effective unless such amendment has been approved by the holders of depositary receipts representing a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. The deposit agreement may be terminated by us or the depositary only if:
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all outstanding depositary shares relating to the deposit agreement have been redeemed pursuant to the deposit agreement;

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there has been a final distribution on the preferred stock underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

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the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Miscellaneous
The depositary will forward to the holders of depositary receipts all reports, notices and communications that are delivered to the depositary and that we must furnish to the holders of the preferred stock.
Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
As used in this “Description of Debt Securities,” the “Company,” “we,” “us” and “our” refer to Enterprise Financial Services Corp and do not include our subsidiaries.
General
We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.
This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus and/or free writing prospectus. We will also indicate in the supplement and/or free writing prospectus whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement and/or free writing prospectus.
Terms
The prospectus supplement and/or free writing prospectus will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:
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the title and form of the debt securities;

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any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

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the person to whom any interest on a debt security of the series will be paid;

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the date or dates on which we must repay the principal;

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the rate or rates at which the debt securities will bear interest;

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the date or dates from which interest will accrue, and the dates on which we must pay interest;

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the place or places where we must pay the principal and any premium or interest on the debt securities;

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the terms and conditions on which we may redeem any debt security, if at all;

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any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

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the denominations in which we may issue the debt securities;

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the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

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the currency in which we will pay the principal of and any premium or interest on the debt securities;

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the indices that may be referenced when determining the principal amount of the debt securities;

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the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

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if applicable, the right to defer or extend interest payments;

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the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

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whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

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the subordination provisions that will apply to any subordinated debt securities;

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any addition to or change in the events of default applicable to the debt securities;

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if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

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if applicable, that the debt securities are defeasible and the terms of such defeasance;

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any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

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any restrictions with respect to the transfer or exchange of the debt securities; and

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any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.
Conversion and Exchange Rights
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depository or its nominee and, if so represented, interests in such global debt securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
The prospectus supplement and/or free writing prospectus will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement and/or free writing prospectus will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.
Subordination of Subordinated Debt Securities
The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.
If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.
Form, Exchange, and Transfer
We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples in excess thereof, unless the prospectus supplement and/or free writing prospectus provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.
Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.
If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.
Payment and Paying Agents
We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.
We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement and/or free writing prospectus indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.
Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement and/or free writing prospectus. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.
The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment as an unsecured general creditor.
Consolidation, Merger, and Sale of Assets
Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our properties and assets taken as a whole to any person, unless:

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the successor assumes our obligations under the debt securities and the indentures; and

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we meet the other conditions described in the indentures.

Events of Default
Each of the following will constitute an event of default under each indenture:
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failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

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failure to pay the principal of or any premium on any debt security when due;

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failure to perform any term, covenant or warranty in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

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events of bankruptcy, insolvency or reorganization; and

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any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.
Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:
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the holder has previously given the trustee written notice of a continuing event of default;

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the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

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the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

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the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:
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to cure any ambiguity or omission or correct any default or inconsistency in the indenture; and

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to change any other provisions as described in the indentures.

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In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

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changing the fixed maturity of the series of notes;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities;

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reducing the percentage of debt securities the holders of which are required to consent to any amendment; or

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changing any other rights or obligations as described in the indentures.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.
Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.
Defeasance
To the extent stated in the prospectus supplement and/or free writing prospectus, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:
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to maintain a registrar and paying agents and hold monies for payment in trust;

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to substitute mutilated, destroyed, lost or stolen notes;

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to maintain rights of holders to receive principal and interest payments and sinking fund payments, if any;

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to maintain the rights, obligations, duties and immunities of the trustee; and

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to register the transfer or exchange of the notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.
We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.
To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities and any sinking fund payments. We may only establish this trust if, among other things:
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no event of default shall have occurred or be continuing;

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in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

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in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

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we satisfy other customary conditions precedent described in the applicable indenture.

Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for such debt securities.
Title
The Company, each trustee, and any agent of the Company or a trustee, may treat the person in whose name any debt security is registered as the absolute owner of that debt security, whether or not such debt security may be overdue, for the purpose of making payments and for all other purposes, irrespective of notice to the contrary.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Global Debt Securities
Unless otherwise indicated in the prospectus supplement, DTC will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (the “Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF RIGHTS
The following is a description of the material features, terms and provisions of the rights to purchase shares of our common stock, our preferred stock, or other securities that we may offer to our stockholders using this prospectus. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which may contain a rights agreement or other transaction documents related to an offering of rights to purchase our common stock, preferred stock, and any other offering materials that we may provide.
Rights may be issued independently or together with any other offered securities and may or may not be transferred by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting agreement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed after such rights offering. Each series of rights will be used under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others: the date of determining the stockholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of our common stock, our preferred stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence, the date on which the right will expire and any applicable United States Federal income tax considerations. To the extent that any particular terms of the rights, rights agreements or rights certificates described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of our common stock, our preferred stock or our other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock, our preferred stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock or preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the purchase contracts. These other securities may consist of debt securities, or debt obligations of third parties, including U.S. Treasury securities. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:
•
whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•
whether the purchase contracts are to be prepaid or not;

•
whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock or depositary shares;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•
whether the purchase contracts will be issued in fully registered or global form; and

•
other terms of the purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description of the purchase contracts, and any description of the purchase contracts in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying purchase contracts, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the purchase contracts.

DESCRIPTION OF WARRANTS
We may issue warrants from time to time in one or more series for the purchase of our common stock, preferred stock, debt securities or depositary shares or any combination of those securities. Warrants may be issued independently or together with any shares of common stock, shares of preferred stock, or debt securities offered by any prospectus supplement and/or free writing prospectus and may be attached to or separate from these shares of common stock, shares of preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent or any other bank or trust company specified in the related prospectus supplement and/or free writing prospectus relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
If warrants are offered by us, the prospectus supplement and/or free writing prospectus will describe the terms of the warrants, including the following if applicable to the particular offering:
•
the title of the warrants;

•
the total number of warrants;

•
the price or prices at which the warrants will be issued and sold;

•
the currency, currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•
the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•
the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon such exercise;

•
the designation and terms of the debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each debt security or share of preferred stock;

•
the date on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;

•
if applicable, the date on which the right to exercise the warrants shall commence and the date on which this right shall expire;

•
whether the warrants will be issued in registered or bearer form;

•
if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•
a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•
any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock, shares of preferred stock or the debt securities purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.
The specific terms of a series of warrants will be described in the applicable prospectus supplement and/or free writing prospectus relating to that series of warrants along with any general provisions applicable to that series of warrants. The preceding description of the warrants, and any description of the warrants in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the warrants.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.
The applicable prospectus supplement may contain, where applicable, the following information about the units issued under it:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions for the issuance, payments, settlement, transfer or exchange of the units or of the securities comprising the units;

•
whether the units will be issued in fully registered or global form; and

•
other terms of the units.

The applicable prospectus supplement will describe the terms of any units. The preceding description of the units, and any description of the units in a prospectus supplement and/or free writing prospectus, is a summary. This summary description is subject to, and qualified in its entirety by reference to, the underlying units, which we will file or incorporate by reference as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the units.

SELLING STOCKHOLDERS
Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us shares of our common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.
We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to register secondary sales of shares of our common stock by any selling stockholder by filing a prospectus supplement with the SEC. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. We will not receive any proceeds from the sale of the securities by the selling stockholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and the rules and regulations of the Nasdaq Global Select Market, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.
Selling stockholders may offer for sale all, some portion or none of the securities that they hold. To the extent that any of the selling stockholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.
We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling stockholders, the number and classes of our securities beneficially owned by such selling stockholders that are offered by such prospectus supplement, the amount to be offered for the stockholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:
•
directly to investors, including through a specific bidding, auction or other process;

•
to investors through agents;

•
directly to agents;

•
to or through brokers or dealers;

•
to the public through underwriting syndicates led by one or more managing underwriters;

•
in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•
to one or more underwriters acting alone for resale to investors or to the public; and

•
through a combination of any such methods of sale. We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.
We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Enterprise and its subsidiaries in the ordinary course of business.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us from time to time will be passed upon for us by Holland & Knight LLP, Washington, D.C. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Enterprise Financial Services Corp incorporated by reference in this prospectus, and the effectiveness of Enterprise Financial Services Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except the Securities and Exchange Commission registration fee.
SEC Registration Fee	$	+
Listing Fees and Expenses	$	*
Rating agency fees	$	*
Trustee, Registrar and Transfer Agent, and Depositary Fees and Expenses	$	*
Accounting Fees and Expenses	$	*
Legal Fees and Expenses	$	*
Printing Fees and Expenses	$	*
Other	$	*
Total Expenses	$	*

+
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee associated with this registration statement.

*
Because an indeterminate amount of securities is covered by this registration statement, the expenses incurred in connection with the issuance and distribution of such securities are not currently determinable. The estimate of such expenses incurred in connection with securities to be offered and sold pursuant to this registration statement will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Enterprise is a Delaware corporation. Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where (a) the director breached the duty of loyalty, (b) failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL, or (d) obtained an improper personal benefit.
Article Twelve of Enterprise’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, no director of Enterprise shall be liable to Enterprise or its stockholders for monetary damages arising from a breach of a fiduciary duty, except to the extent provided by applicable law in the situations described in (a) through (d) above.
Section 145 of the DGCL provides, among other things, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, agent or employee of the corporation, or is or was serving at the corporation’s request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the corporation, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successful on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
As permitted by the DGCL, Article Eleven of Enterprise’s Certificate of Incorporation provides that Enterprise shall indemnify every director and officer to the fullest extent permitted by law as further set forth in Enterprise’s bylaws. Enterprise’s amended and restated bylaws further provide that Enterprise shall indemnify every person acting at the request of Enterprise as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
The foregoing is only a general summary of certain aspects of Delaware law and the Enterprise Certificate of Incorporation and Enterprise bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Delaware law referenced above and the Enterprise Certificate of Incorporation and Enterprise Bylaws.
Item 16.   Exhibits
Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement.
3.1	Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on December 9, 1996 (File No. 333-14737)).
3.2	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-8 filed on July 1, 1999 (File No. 333-82087)).
3.3	Amendment to the Certificate of Incorporation of Registrant (incorporated here by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 1999 (File No. 001-15373)).
3.4	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 99.2 to Registrant’s Current Report on Form 8-K filed on April 30, 2002 (File No. 001-15373)).
3.5	Amendment to Certificate of Incorporation (incorporated herein by reference to Appendix A to Registrant’s Proxy Statement on Schedule 14A, filed on November 20, 2008 (File No. 001-15373)).
3.6	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2014 (File No. 001-15373)).
3.7	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.8 to Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2019 (File No. 001-15373)).
3.8	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Appendix C to Registrant’s Registration Statement on Form S-4/A filed on June 2, 2021 (File No. 333-256265)).
3.9	Certificate of Designations of Registrant for Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated December 17, 2008 (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on December 23, 2008 (File No. 001-15373)).
3.10	Certificate of Elimination of Registrant’s Certificate of Designation, Preferences, and Rights of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated November 9, 2021 (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on November 9, 2021 (File No. 001-15373)).

Exhibit No.	Description
3.11	Certificate of Designation of Registrant of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A, dated November 16, 2021 (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on November 17, 2021 (File No. 001-15373)).
3.12	Amended and Restated Bylaws of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on June 12, 2015 (File No. 001-15373)).
4.1	Form of Senior Debt Indenture (incorporated herein by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-3 filed on April 8, 2020 (File No. 333-237612)).
4.2	Form of Subordinated Debt Indenture (incorporated herein by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-3 filed on April 8, 2080 (File No. 333-237612)).
4.3*	Form of Senior Debt Security.
4.4*	Form of Subordinated Debt Security.
4.5*	Form of Depositary Agreement.
4.6*	Form of Depositary Receipt.
4.7*	Form of Rights Agreement (including form of rights certificate).
4.8*	Form of Purchase Contract.
4.9*	Form of Warrant Agreement (including form of warrant certificate).
4.10*	Form of Unit Agreement.
5.1**	Opinion of Holland & Knight LLP.
23.1**	Consent of Deloitte & Touche LLP.
23.2**	Consent of Holland & Knight LLP (included in Exhibit 5.1).
24.1**	Power of Attorney of certain officers and directors (included on signature page hereto).
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Senior Debt Indenture.***
25.2	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Subordinated Debt Indenture.***
107**	Filing Fee Table.

*
To be filed either as an amendment or as an exhibit to a report filed pursuant to the Exchange Act of 1934, as amended, and incorporated by reference herein.

**
Filed herewith.

***
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 and the rules and regulations thereunder.

Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8)   To file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)2 of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, in the State of Missouri, on March 4, 2026.
ENTERPRISE FINANCIAL SERVICES CORP
By:
/s/ Keene S. Turner

Keene S. Turner
Senior Executive Vice President, Chief Financial
Officer and Chief Operating Officer
POWER OF ATTORNEY
Each of the undersigned directors and officers of Enterprise Financial Services Corp hereby severally constitutes and appoints James B. Lally, Keene S. Turner, and Troy R. Dumlao, and each of them, as his or her true and lawful attorneys-in-fact and agents, in any and all capacities, with full power of substitution and resubstitution, to sign and file any and all amendments to this registration statement (including post-effective amendments) and any subsequent registration statement filed by Enterprise Financial Services Corp pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same with exhibits thereto and other documents in connection therewith with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signatures	Title	Date
/s/ James B. Lally James B. Lally	Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2026
/s/ Keene S. Turner Keene S. Turner	Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	March 4, 2026
/s/ Troy R. Dumlao Troy R. Dumlao	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 4, 2026
/s/ Michael A. DeCola Michael A. DeCola	Chairman of the Board of Directors	March 4, 2026
/s/ Lars C. Anderson Lars C. Anderson	Director	March 4, 2026
/s/ Lyne B. Andrich Lyne B. Andrich	Director	March 4, 2026
/s/ Michael E. Finn Michael E. Finn	Director	March 4, 2026

Signatures	Title	Date
/s/ Michael R. Holmes Michael R. Holmes	Director	March 4, 2026
/s/ Nevada A. Kent, IV Nevada A. Kent, IV	Director	March 4, 2026
/s/ Marcela Manjarrez Marcela Manjarrez	Director	March 4, 2026
/s/ Stephen P. Marsh Stephen P. Marsh	Director	March 4, 2026
/s/ Richard M. Sanborn Richard M. Sanborn	Director	March 4, 2026
/s/ Sandra A. Van Trease Sandra A. Van Trease	Director	March 4, 2026
/s/ Lina A. Young Lina A. Young	Director	March 4, 2026